EXHIBIT 10.50

EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 15th day of March 2006 (the "Effective Date"), by and between OLYMPIC CASCADE FINANCIAL CORPORATION (the "Company"), a Delaware corporation, and MARK GOLDWASSER ("Executive").

WHEREAS, the Board of Directors of the Company (the "Board") wishes that the Executive serve as Chief Executive Officer of the Company and of various Company subsidiaries; and

WHEREAS, Executive is willing to provide his services and experience to the Company and its subsidiaries in such capacities upon the terms, conditions and provisions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. TERM: Subject to the terms and conditions set forth herein, the Company hereby agrees to employ Executive for a three-year term commencing effective as of March 15, 2006 (such period being herein referred to as the "Initial Term"). After the Initial Term, this Agreement shall automatically renew for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either the Executive or the Company provide written notice that Executive's employment will not be renewed, or unless otherwise terminated in accordance with the provisions of Section 7 below. The Initial Term and Renewal Term are hereby referred to herein as the "Employment Term."

2. EMPLOYMENT:

(A) During the Employment Term, Executive shall serve as the Company's Chief Executive Officer. Executive's powers and duties shall be those of an executive nature which are appropriate for a Chief Executive Officer. The Executive shall report directly to the Board. Executive does hereby accept such employment and agrees to devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The Company shall not require Executive to be employed in any location other than the metropolitan New York area unless he consents in writing to such location. Executive agrees to also serve as the Chief Executive Officer and President of the Company's subsidiary, National Securities Corporation (the "Broker Dealer Subsidiary"), and as the Chairman of the Board of Directors of the Broker Dealer Subsidiary.

(B) During the Employment Term, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; Executive also shall be provided with the perquisites customarily associated with his position as Chief Executive Officer. During the Employment Term, the Company and Broker Dealer Subsidiary shall use their best efforts to cause Executive to be nominated to serve as a director of the Company and Broker Dealer Subsidiary, and Executive agrees to serve as a director of the Company and Broker Dealer Subsidiary, if so appointed, without additional compensation.


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(C)  Executive  shall  be  allowed,   to  the  extent  such  activities  do  not
substantially interfere with the performance of his duties and responsibilities hereunder, (i) to manage his personal, financial and legal affairs, (ii) to be engaged in civic, charitable, religious and educational activities, and (iii) to serve on other corporate boards with the prior written approval of the Board.

3. COMPENSATION:

(A) SALARY: During the Employment Term, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than Three Hundred Fifty Thousand Dollars ($350,000) per year (the "Initial Base Salary"), payable in accordance with the Company's policies, for services rendered by Executive hereunder.

(B) INCREASES: The annual salary is subject to periodic increase at the discretion of the Company's Compensation Committee (the "Committee") (or the Board in lieu thereof), with such increases to take effect no later than on each anniversary date of this Agreement; provided, however, that the Committee (or the Board in lieu thereof) shall review the annual salary for possible increase not less than annually; provided, further, that upon achieving specified target revenue and EBIDTA targets, which targets shall be determined in consultation with Executive no later than thirty (30) days prior to the start of the Company's fiscal year, such annual increase shall not be less than ten (10%) percent in the first two years of the Term of this Agreement, and at such percentage as determined in the reasonable discretion of the Committee (or the Board in lieu thereof) in the third year of the Term of this Agreement.

(C) BONUS:  The  Company  agrees to  establish a bonus pool no later than thirty
(30) days after the Effective Date of this Agreement (the "Bonus Pool"), from which Bonus Pool the Executive shall have sole and absolute discretion to allocate bonuses to members of the Company's senior management, other than himself, in accordance with the guidelines set forth for such Bonus Pool by the Committee (or the Board in lieu thereof). The portion of the Bonus Pool allocable to the Executive shall be determined by the Committee (or the Board in lieu thereof) in consultation with members of the Company's senior management other than the Executive.

(D) OTHER COMPENSATION: Subject to compliance with any and all applicable SEC, NASD, or other federal or state rules and regulations, and the policies and procedures of the Broker Dealer Subsidiary, and the general oversight of the Committee, Executive shall have the right to receive commissions and fees in accordance with the schedules or programs in effect for non-affiliate brokers of the Broker Dealer Subsidiary, including, without limitation, fees, warrants and/or other compensation received by the Broker Dealer Subsidiary in connection with corporate finance activities.

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4. EXPENSES:  The Company shall  reimburse  Executive for any and all reasonable and actual business expenses incurred by Executive in connection with services provided for or on behalf of the Company, Broker Dealer Subsidiary and/or any direct and/or indirect subsidiaries of such entities upon submission by Executive of appropriate vouchers and expense account reports.

5. BENEFITS:

    (A) CAR AND PARKING ALLOWANCE: During the Employment Term, the Company shall provide reimbursement to the Executive for (i) payments and/or fees up to $975 per month in connection with the use of an automobile of Executive's choosing, and (ii) payments and/or fees up to $400 per month incurred by the Executive in connection with parking of his vehicle in connection with the services he performs on behalf of the Company and/or Broker Dealer Subsidiary. Executive is responsible for submitting appropriate documentation related to such fees and expenses which will be paid by the Company within a reasonable period of time following receipt of such documentation.

    (B) GYM OR CLUB MEMBERSHIP FEES: During the Employment Term, the Company agrees to pay up to $150 per month for Executive to belong to a health club of his choosing.

    (C) INSURANCE: During the Employment term, the Company shall maintain a policy to provide for the health insurance of the Executive and his immediate family members. In addition, Executive and his dependents shall be entitled to participate in such other benefits and benefit plans as may be extended to active executive employees of the Company and/or Broker Dealer Subsidiary and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Company to its employees generally.

    (D) VACATION: During the Employment Term, the Executive will be entitled to the number of paid holidays, personal days off, and vacation days in each calendar year as are determined by the Company from time to time (provided that in no event shall vacation time be fewer than four weeks per year). Such vacation may be taken in the Executive's discretion at such time or times as are not inconsistent with the reasonable business needs of the Company.

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    (E) INDEMNIFICATION:  Executive  shall be  entitled  to the  benefits of all provisions of the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, that provide for indemnification of officers and directors of the Company. In addition, without limiting the indemnification provisions of the Certificate of Incorporation or Bylaws, to the fullest extent permitted by law, the Company shall indemnify and save and hold harmless the Executive from and against any and all claims, demands, liabilities, costs and expenses, including judgments, fines or amounts paid on account thereof (whether in settlement or otherwise), and reasonable expenses, including attorneys' fees actually and reasonably incurred (except only if and to the extent that such amounts shall be finally adjudged to have been caused by Executive's willful misconduct or gross negligence, including the willful breach of the provisions of this Agreement) to the extent that Executive is made a party to or witness in any action, suit or proceeding, or if a claim or liability is asserted against Executive (whether or not in the right of the Company), by reason of the fact that he was or is a director or officer, or acted in such capacity on behalf of the Company, or the rendering of services by Executive pursuant to this Agreement, whether or not the same shall proceed to judgment or be settled or otherwise brought to a conclusion. The Company shall, at no cost to Executive, include Executive during the Employment Term, and for a period of not less than two (2) years thereafter, as an insured under the directors and officers liability insurance policy maintained by the Company, unless (despite best efforts of the Company) due to some unforeseeable reason it is not possible for Executive to be so included, in which event the Company shall immediately notify Executive.

6. RESTRICTIVE COVENANTS:

(A) Executive recognizes and acknowledges that the Company, Broker Dealer Subsidiary and their subsidiaries, through the expenditure of considerable time and money, have developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Company, Broker Dealer Subsidiary and their subsidiaries and their customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, Broker Dealer Subsidiary and their subsidiaries, and that the same are confidential and proprietary, and are "confidential information" of the Company, Broker Dealer Subsidiary and their subsidiaries. In consideration of his continued employment by the Company hereunder, Executive agrees that he will not, during or for a period of one year after termination of employment, directly or indirectly, make any disclosure of confidential information now or hereafter possessed by the Company, Broker Dealer Subsidiary, and/or any of their current or future, direct or indirect subsidiaries (collectively, the "Group"), to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Group and to others within or without the Group, as Executive may deem necessary in order to conduct the Group's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Group, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Group as evidenced by his written records; or, after Executive is no longer employed by the Group, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Group with respect to such information at the time of disclosure to him. The provisions of this Section 6 shall continue in full force and effect notwithstanding termination of Executive's employment under this Agreement or otherwise.

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(B) Executive  agrees that if the Company has made and is continuing to make all required payments to him upon and after termination of his employment, then for a period commencing on the date of termination of Executive's employment pursuant to this Agreement and ending twelve (12) months thereafter, Executive shall neither directly and/or indirectly (a) solicit, hire and/or contact any prior (within twelve (12) months) or then current employee of the Company and/or Broker Dealer Subsidiary nor any of their respective direct and/or indirect subsidiaries (collectively, the "Applicable Entities"), nor (b) solicit any business with any prior (within twelve (12) months of termination) or then current customer and/or client of the Applicable Entities. In addition, Executive shall not attempt (directly and/or indirectly) to do anything either by himself or through others that he is prohibited from doing pursuant to this
Section 6. Given that this Agreement is providing significant benefits to Executive, Executive hereby agrees that, from the Effective Date until twelve
(12) months following Executive's termination of employment hereunder, without the prior written consent of the Board, he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, director, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with any business of the Applicable Entities. For purposes of this section, a business shall be deemed to be in competition with any business of the Applicable Entities if it is materially involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by any member of the Applicable Entities within the same geographic area in which such member of the Applicable Entities effects such purchases, sales or dealings or renders such services; PROVIDED, HOWEVER, that for the period commencing with the termination of Executive's employment, a business shall be deemed to be in competition with any business of the Applicable Entities only if it is materially involved in the retail brokerage business. Notwithstanding the foregoing, Executive shall be allowed to make passive investments in publicly held competitive businesses as long as his ownership is less than 5% of such business.

(C) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this Section 6 are a condition of his continued employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive
Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive
Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

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(D) If  Executive  breaches,  or  threatens  to breach,  any of the  Restrictive
Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

7. TERMINATION:

(A) DEATH: In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate, shall be entitled to the Accrued Obligations and to the payment of Executive's salary through the date of Death. For purposes of this Agreement, "Accrued Obligations" shall mean (i) all accrued but unpaid salary, compensation or other benefits through the date of termination of Executive's employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with this Agreement, and (iii) all compensation or benefits due to the Executive under the terms and rules of any Company or Broker Dealer Subsidiary compensation or benefit plan in which the Executive participates, including without limitation, any Company option plans, or otherwise required by applicable law.

(B) DISABILITY:

(i) In the event Executive, by reason of physical or mental incapacity, shall be disabled for a period of at least a period of 180 consecutive days ("Disability"), the Company shall have the option at any time thereafter to terminate Executive's employment hereunder for Disability. Such termination will be effective ten (10) days after the Board gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. Upon such termination, Executive shall be entitled to the Accrued Obligations and such benefits to which he and his dependents are entitled by law, and except as otherwise expressly provided herein, all obligations of the Company hereunder shall cease upon the effectiveness of such termination other than payment of salary earned through the date of Disability, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company.

(ii) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease substantially to perform his normal duties as President and Chief Executive Officer. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for Disability.

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(C) BY THE COMPANY FOR CAUSE:

(i) The Company shall have the right, before the expiration of the Employment Term, to terminate the Executive's employment hereunder and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction of a felony; (ii) the alcoholism or drug addiction of Executive; (iii) the continued and willful failure by Executive to substantially and materially perform his material duties hereunder, after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of Executive's fiduciary duty owed to the Company, Broker Dealer Subsidiary or any of their subsidiaries or affiliates; (v) acts of willful or gross misconduct which results, or is likely to result, in material economic, or other harm, to the Company, Broker Dealer Subsidiary or any of their subsidiaries or affiliates, which are not cured by the Executive after reasonable notice is provided; or (vi) action taken by a regulatory body or self regulatory organization that substantially impairs the Executive from performing his duties pursuant to this Agreement.

(ii) If the Company elects to terminate Executive's employment for Cause under 7(C)(i) above, such termination shall be effective five (5) days after the Company gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of 7(C)(i), the Company shall have no further obligation to the Executive, except for the payment of the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

(D) RESIGNATION FOR REASON. Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same, (ii) a material diminution in Executive's title, duties, responsibilities, reporting relationship or positions, (iii) the relocation of Executive's principal office location more than fifty (50) miles from its current location, and (iv) the failure of the Company or Broker Dealer Subsidiary to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company. Notwithstanding the occurrence of any such event or circumstance above, such occurrence shall not be deemed to constitute Reason hereunder if, within a thirty-day notice period, the event or circumstance giving rise to Reason has been fully corrected by the Company.

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(E) CHANGE OF CONTROL. In the event that Executive's employment with the Company is terminated by Employer without cause following a Change in Control (as defined below), then the Executive shall be entitled to the Accrued Obligations and to the payment of Executive's salary through the date of termination. In the event of such termination, the Company shall also pay Executive an amount equal to two times the Executive's prior year's compensation including salary and bonus but excluding the compensation Executive received in the year prior to the Change in Control pursuant to Section 3(D) above. The Company shall also continue to provide benefits to the Executive in accordance with Section 5 above for a period of eighteen (18) months following termination as a result of the Change in Control. All amounts payable to Executive pursuant to this Section shall be paid in one lump-sum payment immediately upon such termination, and all options and shares of restricted stock granted to Executive prior to such date shall immediately vest.

For purposes of this Agreement, the term "Change in Control" shall mean: (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or (ii) the election of a majority of new (i.e., non-incumbent) directors to the Board unless such new directors are proposed for nomination as directors by the Executive or the Executive plays a role in selecting such new directors for nomination to the Board, or (iii) approval by the Company's shareholders of a complete dissolution or liquidation of the Company.

(F) SEVERANCE: In the event Executive's employment hereunder shall be terminated by the Company other than for Cause, Death, Disability or Change of Control, than the Executive shall receive any and all unpaid and Accrued Obligations and, as a severance payment, (i) an amount equal to two times the Executive's prior year's compensation including salary and bonus but excluding the compensation Executive received in the year prior to such termination pursuant to Section 3(D) above (the "Severance Payment"), and (ii) benefits to the Executive in accordance with Section 5 above for a period of eighteen (18) months following such termination. The Severance Payment shall be paid in installments consistent with the normal payroll policies of the Company during the period which is the shorter of (i) two (2) years from the date of termination or (ii) what would have been the balance of the Term of this Agreement.

(G) RESIGNATION WITHOUT REASON: Executive may voluntarily resign his employment with the Company upon ten (10) days' written notice to the Company without any liability to Executive. In the event Executive resigns without reason prior to the expiration of this Agreement, he shall receive only the Accrued Obligations and such benefits to which he and his dependents are entitled by law.

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8. WAIVER:  No delay or failure to exercise any right,  power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

9. GOVERNING LAW: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

10. NOTICES: All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight carrier, and shall be addressed to a party at such party's address shown on the signature page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 10 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery or overnight carrier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

11. ASSIGNMENTS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors, assigns, heirs and legal representatives; PROVIDED, HOWEVER, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as may otherwise be expressly agreed to in writing by the parties hereto. The Company and Broker Dealer Subsidiary will require any purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and Broker Dealer Subsidiary would be required to perform if no such purchase, succession or assignment had taken place. If Executive shall die, then any and all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, the Executive's estate.

12. MISCELLANEOUS: This Agreement contains the entire understanding between the parties hereto and supersedes any and all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith. The Company shall pay the reasonable costs associated with legal advice incurred by the Executive with respect to this Agreement (not to exceed $5,000).

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

13. SEVERABILITY: The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements, restrictions and parts thereof herein contained shall be severable so not to invalidate any others and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid portion.

14. ARBITRATION: Any and all disputes, controversies, or differences, whether arising or commenced during or subsequent to the term hereof, which may arise between the parties directly and/or indirectly out of or in relation to or in connection with this Agreement, or for the breach of this Agreement, shall be adjudicated by arbitration in New York City, New York under the commercial arbitration rules of the American Arbitration Association then in effect. Such arbitration shall be final and binding and shall be limited to an interpretation and application of the provisions of this Agreement and any related agreements or documents. Any arbitral award shall be enforceable in any court, wherever located, having jurisdiction over the party against whom the award was rendered. In addition, with respect to any such arbitration or enforcement proceedings, the prevailing party shall be entitled to all costs, expenses and fees incurred in the prosecution or defense of such action, including an award for reasonable attorney's fees.

15. SURVIVAL OF OPERATIVE SECTIONS: The respective rights and obligations of the parties hereto, including, without limitation, the rights and obligations set forth in Sections 5(c), 6 through 15 of this Agreement, shall survive any termination of this Agreement to the extent necessary to preserve all such rights and obligations until discharged in full.

16. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

OLYMPIC CASCADE FINANCIAL CORP.              MARK GOLDWASSER



By: /s/ Robert H. Daskal                     (Signature): /s/ Mark Goldwasser
   ----------------------------------                   ------------------------

Name: Robert H. Daskal                       Print Name: Mark Goldwasser

Title: Acting Chief Financial Officer



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